As filed with the Securities and Exchange Commission on November 15, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                                  United States
                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      WESTBOROUGH FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         Massachusetts                              Application Pending
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification No.)

                               100 E. Main Street
                              Westborough, MA 01581
                                  (508)366-4111
                    (Address of Principal Executive Offices)

                                 --------------
                          WESTBOROUGH BANK 401(K) PLAN
                            (Full title of the Plan)
                                 ---------------

                            Mr. Joseph F. MacDonough
                      President and Chief Executive Officer
                            Westborough Savings Bank
                               100 E. Main Street
                              Westborough, MA 01581
                                 (508) 366-4111

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W. Suite 800
                             Washington, D.C. 20006
                                 (202) 347-8400
 (Name and address, telephone number including area code, of agent for service)
                                -----------------


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered   Amount to be    Proposed Maximum Offering  Proposed Maximum               Amount of
                                       Registered(1)   Price Per Share (2)        Aggregate Offering Price (2)   Registration Fee
------------------------------------   -------------   -------------------------  ----------------------------   -----------------
    Common Stock, $0.01 par value      50,000 shares      $10.00                       $500,000                      $139.00
   Plan Participation Interests(3)          --              --                            --                            --
=====================================  =============  ==========================  ============================   =================

(1) Based on the estimated number of shares of common stock of Westborough Financial Services, Inc. under the SBERA 401(k) Plan as adopted by Westborough Bank ("Plan") that may be purchased with the current assets of the Plan and the projected contributions to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of Westborough Financial Services, Inc. (the "Company") offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Company common stock are being offered to the public pursuant to the Registration Statement on Form SB-2 (Registration No. 333-80075).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.



--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.

                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

         (1) the Registrant's Registration Statement on Form SB-2 dated September 23, 1999, Registration No. 333- 80075, as amended by Amendment No. 1 to Form SB-2 dated October 1, 1999, and any amendments thereto; and

         (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form SB-2 dated September 23, 1999, Registration No. 333-80075, as amended by Amendment No. 1 to Form SB-2 dated October 1, 1999, and any amendments thereto.

                  All documents filed by the Registrant pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI, Section 6.7 of the Articles of Organization of Westborough Financial Services, Inc. (the "Company") provides that any person involved in a proceeding by reason of his or her position as a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless to the fullest extent allowed by the Massachusetts Business Corporation Law. Such persons are indemnified against all expense, liability and loss caused by acts in good faith and reasonably believed to be in the best interests of the Company. Proceedings initiated by the indemnitee himself must be authorized by the Board of Directors of the Company, except for suits brought to enforce a right to indemnification.
Section 6.7 further provides that the Company may maintain insurance to protect itself and any director, officer, employee or agent against any expense, whether or not the Company would have the power under the Massachusetts Business Corporation Law to indemnify such person for the expense. Section 6.7 additionally grants the Company the right to execute independent indemnification contracts on any terms not prohibited by law.

         Article VI, Section 6.8 of the Company's Articles of Organization relieves directors from personal liability for breaches of their fiduciary duties. However, Section 6.8 does not eliminate or limit such liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

        Article XI of The Westborough Bank's (the "Bank") Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a legal representative, director, officer, employee or agent of the Bank, provided that such person acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interest of the Bank.

        Article VI of the Bylaws of Westborough, MHC (the "Mutual Company") provides for indemnification of officers, corporators, trustees and employees for actions taken in good faith and reasonably believed to be in the best interests of the Mutual Company. Article VI also contains provisions on insurance and independent indemnification contracts that are similar to the provisions of Section 6.7 of the Company's Articles of Organization.

        The Company is party to an Employment Agreement with each of Messrs. Joseph F. MacDonough and John L. Casagrande (the "Senior Executives"). These Employment Agreements provide for the Company to indemnify and insure the Senior Executives against personal liability for acts or omissions in connection with service to the Company or the Bank. The insurance coverage provided to the Senior Executives is required to be of the same scope and on the same terms and conditions as the coverage (if any) provided to other current or former officers or directors of the Company and the Bank. The Company must also indemnify the Senior Executives to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any current or former director or officer of the Company, the Bank, or any subsidiary or affiliate thereof.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not Applicable.

ITEM 8.         EXHIBITS.

                                  EXHIBIT INDEX


Exhibit
Number                                                          Description
------                                                          -----------

4.1               Articles of Organization of Westborough Financial Services, Inc., incorporated by reference to the
                  Registrant's Registration Statement on Form SB-2, dated October 1, 1999, Registration No. 333-80075, and any amendments thereto.
4.2               Bylaws of Westborough Financial Services, Inc., incorporated by reference to the Registrant's Registration
                  Statement on Form SB-2, dated October 1, 1999, Registration No. 333-80075, and any amendments thereto.
4.3               Form of Stock Certificate of Westborough Financial Services, Inc., incorporated by reference to the
                  Registrant's Registration Statement on Form SB-2, dated October 1, 1999, Registration No. 333-80075, and any amendments thereto.
5.1               Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
23.1              Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
23.2              Consent of Wolf & Company, P.C.
99.3              SBERA 401(k) Plan as adopted by Westborough Bank.


ITEM 9.           UNDERTAKINGS.

         A. QUALIFICATION OF PLAN. The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

         B. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 C. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 D. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                 E. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts on the 15th day of November, 1999.

                      WESTBOROUGH FINANCIAL SERVICES, INC.
                                  (Registrant)

                                          By:/s/Joseph F. MacDonough
                                             -----------------------------------
                                              Joseph F. MacDonough
                                              President, Chief Executive Officer
                                              and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                         TITLE                                     DATE
        ---------                                         -----                                     ----

/s/ Joseph F. MacDonough                         President, Chief Executive Officer            November 15, 1999
------------------------------------             (Principal Executive Officer) and
Joseph F. MacDonough                             Director


/s/ John L. Casagrande                           Vice President and Treasurer                  November 15, 1999
------------------------------------             (Principal Financial and Accounting
John L. Casagrande                               Officer)


/s/ Nelson P. Ball                               Director                                      November 12, 1999
-------------------------------------
Nelson P. Ball

/s/ Edward S. Bilzerian                          Director                                      November 15, 1999
-------------------------------------
Edward S. Bilzerian

/s/ David E. Carlstrom                           Director                                      November 15, 1999
-------------------------------------
David E. Carlstrom

/s/ William W. Cotting, Jr.                      Director                                      November 13, 1999
-------------------------------------
William W. Cotting, Jr.

/s/ Robert G. Daniel                             Director                                      November 15, 1999
-------------------------------------
Robert G. Daniel

/s/ Earl H. Hutt                                 Director                                      November 12, 1999
-------------------------------------
Earl H. Hutt

/s/ Walter A. Kinell, Jr.                        Director                                      November 12, 1999
-------------------------------------
Walter A. Kinell, Jr.

/s/ Robert A. Klugman                            Director                                      November 15, 1999
-------------------------------------
Robert A. Klugman

/s/ Roger B. Leland                              Director                                      November 15, 1999
-------------------------------------
Roger B. Leland

/s/ Paul F. McGrath                              Director                                      November 18, 1999
-------------------------------------
Paul F. McGrath

/s/ Charlotte C. Spinney                         Director                                      November 15, 1999
-------------------------------------
Charlotte C. Spinney

/s/ Phyllis A. Stone                             Director                                      November 12, 1999
-------------------------------------
Phyllis A. Stone

/s/ James E. Tashjian                            Director                                      November 15, 1999
-------------------------------------
James E. Tashjian




/s/ Daniel G. Tear                               Director                                      November 10, 1999
-------------------------------------
Daniel G. Tear

              Pursuant to the requirements of the Securities Exchange Act of 1933, the directors (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on November 15, 1999.

                                     Westborough Bank 401(k) Plan

                                      /s/ Joseph F. MacDonough
                                     -------------------------------------------
                                     By:  Joseph F. MacDonough
                                          President, Chief Executive Officer and
                                          Director of Westborough Bank